                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report  dated March 16, 2004  accompanying  the  consolidated financial statements of WebFinancial  Corporation and subsidiaries as of and for the years  ended  December  31,  2003 and 2002  contained  in this  Registration
Statement.   We  consent  to  the  use  of  the  aforementioned  report  in  the
Registration  Statement  and to the use of our  name  as it  appears  under  the caption "Experts."

/s/GRANT THORNTON LLP

Salt Lake City, Utah
May 28, 2004